Gran Tierra Energy Inc. Announces Third Quarter 2020 Results

Production Ramping Up, Development and Workover Activities Underway
Strengthened Financial Position and Liquidity Profile with Strong 2021 Outlook

CALGARY, ALBERTA, November 2, 2020, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company's financial and operating results for the quarter ended September 30, 2020 ("the Quarter"). All dollar amounts are in United States dollars and production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty ("NAR") production, see Gran Tierra's Quarterly Report on Form 10-Q filed November 2, 2020.
Key Highlights:
•Production: The Quarter's production averaged 18,944 bbl per day ("BOPD"), down 6% from second quarter 2020 ("the Prior Quarter"); production during October 2020 averaged approximately 22,000 BOPD
•Collection of VAT & Income Tax Receivables: Through both direct refunds and value-added tax ("VAT") on the Company's oil sales, Gran Tierra has collected total VAT and income tax receivables of $97 million during 2020
•Credit Facility Paid Down and Cash Balance Increased: By the end of the Quarter, the Company paid down its credit facility balance to $200 million and had $21 million in cash and cash equivalents, compared to a balance on the credit facility of $207 million and cash and cash equivalents of $17 million at the end of the Prior Quarter
•Significant Reductions in Operating & G&A Costs: During the Quarter, Gran Tierra's combined operating, workover and transportation expenses ($12.63/bbl) were down 31% relative to first quarter 2020 ($18.33/bbl); the Company's cash general and administrative ("G&A") costs were down 8% on a per bbl basis over the same timeframe; on an aggregate basis, these expenses decreased from $56 million in first quarter 2020 to $27 million in this Quarter, a 53% reduction; the majority of the cost reductions represent structural improvements in the Company's operations, which are expected to be maintained even if oil prices recover further; as a result of ongoing cost saving initiatives, the Company also expects future per well drilling and completion capital costs to be reduced by approximately 27% at Acordionero and 18% at Costayaco compared to 2019
•Capital Expenditures and Net Loss: With the significant oil price volatility and logistical challenges due to COVID-19, Gran Tierra elected to keep the Quarter's capital expenditures at a relatively low $7 million; the Quarter's net loss was $108 million (including a non-cash ceiling test impairment of $105 million), as compared to the Prior Quarter's net loss of $371 million (including a non-cash ceiling test impairment of $398 million)
•Increase in Adjusted EBITDA and Funds Flow from Operations: Adjusted EBITDA(1) during the Quarter was $22 million, up from the Prior Quarter's $18 million; this Quarter's funds flow from operations(1) was $8 million (up from the Prior Quarter's $6 million), and completely covered the Quarter's capital expenditures
•Hedges In Place Designed To Protect Cash Flows: Realized oil price hedging losses totaled $3 million during the Quarter; the Company has the following oil price hedges in place:

Type of Instrument & Period	Volume (BOPD)	Sold Put ($/bbl)	Purchased Put ($/bbl)	Sold Call ($/bbl)	Premium ($/bbl)
Collars: October 1, to December 31, 2020	11,000	27.05	35.68	43.43	0.54
Collars: January 1, to June 30, 2021	9,000	35.56	45.22	52.48	n/a
Swaptions: July 1, to December 31, 2021	3,000	n/a	n/a	56.75	n/a
•Setting Up For A Strong 2021: The Company is analyzing multiple scenarios focused on maximizing returns and free cash flow in 2021, which will be used for debt reduction, and to optimize the ultimate oil recovery, free cash flow and long-term value from all assets
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "We are pleased with the progress that Gran Tierra has achieved with the safe restart of operations throughout our extensive Colombian portfolio. The safety of our staff, contractors and the local communities where we operate is always paramount. We commend our teams in Colombia, Canada and Ecuador for their excellent work during the many challenges of 2020 and their diligent management of COVID-19 safety protocols, which has allowed an earlier recommencement of development activities than originally forecast.
We also greatly appreciate the ongoing support that the Colombian government continues to provide the local oil industry, as evidenced by the ongoing payments of VAT and income tax refunds. These refunds have helped Gran Tierra to strengthen the Company's financial position and liquidity profile.
One of our key objectives is to finish 2020 strong to set up Gran Tierra for an exciting 2021. We believe we are well-positioned to withstand the current volatile environment with our low base decline, conventional oil asset base and the operational control for capital allocation and timing, while maintaining a low cost structure and the safety of our people."
Key Financial Metrics for the Quarter:
•Net loss was $108 million compared with a net loss of $371 million in the Prior Quarter, primarily due to a non-cash ceiling test impairment of $105 million on the Company's oil and gas properties during the Quarter compared to a non-cash ceiling test impairment of $398 million in the Prior Quarter; these non-cash ceiling test impairments resulted from the significantly lower prescribed 12-month trailing average oil prices
•Adjusted EBITDA(1) was $22 million, compared with $18 million in the Prior Quarter
•Funds flow from operations(1) of $8 million ($0.02 per share, basic) increased by 35% compared with the Prior Quarter, as lower production was offset by a 30% increase in the Brent oil price, as well as a narrowing of differentials; capital expenditures totaled $7 million, an increase of 55% compared to the Prior Quarter, but down 83% from first quarter 2020
•Oil sales were $53 million, up 57% from $34 million in the Prior Quarter, as higher Brent prices offset lower production volumes
•Operating netback(1)(2) increased 204% from the prior quarter to $17.87 per bbl, largely driven by the 30% increase in Brent oil price; this improvement was partially offset by an increase in royalties to $3.35 per bbl, up from the Prior Quarter's $1.63 per bbl, which was driven by higher oil prices
•Operating expenses of $11.27 per bbl were up 20% from $9.40 per bbl in the Prior Quarter due to one-time costs associated with the reactivation of the Suroriente Block and most minor fields during the Quarter; the Quarter's operating expenses were still down 7% from first quarter 2020 despite a reduction in volumes
•Workover expenses were $0.62 per bbl, down 13% from $0.71 per bbl in the Prior Quarter, due to lower workover activity, and down 87% from first quarter 2020

•Transportation expenses were $0.74 per bbl, down from $1.68 per bbl in the Prior Quarter due to no volumes being shipped through the OTA pipeline during the Quarter, and an adjustment relating to tariffs previously paid on the OTA pipeline
Operations Update
Acordionero (100% WI and Operator)
•Gran Tierra forecasts the following activities during the fourth quarter 2020 and into 2021; the evolving situation with the COVID-19 pandemic, and the Company's strict adherence to COVID-19 safety protocols, may result in changes to the cost and timing of these planned activities and their potential incremental production additions:
◦The first workover rig restarted operations on September 1, 2020 and is currently on its fourth workover; this first workover rig is forecast to continue operations in the field through the end of 2020 and into first quarter 2021
◦A second workover rig up has started up at Acordionero to accelerate workover activity; a total of 8 to 10 offline oil wells are expected to be worked over by 2020 year-end to restore production; the total combined productive capacity of the 10 highest priority wells for workover is estimated to be approximately 3,500 BOPD, with weighted averages for water cut of 13%, gas-oil ratio of 639 standard cubic feet per bbl and API oil gravity of 17 degrees (based on 30-day averages prior to each well going offline earlier this year)
◦Development drilling is scheduled to commence during the fourth quarter; a drilling rig is expected to restart operations during fourth quarter 2020 to drill 1 to 2 new oil wells by 2020 year-end; these new wells are expected to begin production during first quarter 2021; the drilling rig is forecast to continue drilling new development oil wells at Acordionero throughout 2021; the next 10 planned wells (8 oil producers and 2 water injectors) are scheduled to be drilled from the new southwest pad currently under construction; each of these new wells is expected to have an initial oil production rate of approximately 550 BOPD (initial 30-day average rate), in line with the strong performance of wells drilled in the field during 2019 and first quarter 2020
Suroriente (52% WI and Operator)
•Restart of production on this block commenced on August 28, 2020 and the Company is steadily ramping up production; the block's WI productive capacity is estimated to be approximately 3,600 BOPD (based on the 30-day average prior to the block being shut-in earlier this year)
•Prior to the blockades in late February 2020, activities were underway to expand the Cohembi water treatment, injection and processing facilities under a two-phased expansion program; the combined phased expansion would be expected to boost gross water injection capacity significantly to potentially increase ultimate oil recovery
Majority of Minor Fields Resuming Production
•The restart of the majority of minor fields has commenced and the fields are coming back online at rates higher than recorded just prior to the shut-ins; current production from these restarted minor fields is approximately 1,800 BOPD
Moqueta (100% WI and Operator)
•During the Quarter, Gran Tierra continued to optimize the waterflood at Moqueta, where oil production and water injection were in-line with expectations
•As previously announced in Gran Tierra's August 4, 2020 press release, on June 21, 2020, Moqueta was shut-in immediately after a leak was detected in the pipeline that transports the field's production to Costayaco; repairs were made during July 2020 and the field was brought back on production on July 27, 2020; the temporary shut-in of Moqueta impacted the Quarter's production by approximately 850 BOPD; Moqueta is currently producing approximately 2,600 BOPD

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2020	2019	2020	2020	2019

Net (Loss) Income	$(107,821)	$(28,833)	$(370,649)	$(730,096)	$11,686
Per Share - Basic and Diluted	$(0.29)	$(0.08)	$(1.01)	$(1.99)	$0.03

Oil Sales	$53,142	$132,491	$33,824	$173,045	$443,049
Operating Expenses	(19,645)	(35,603)	(18,003)	(69,933)	(104,119)
Workover Expenses	(1,076)	(10,979)	(1,361)	(14,740)	(30,025)
Transportation Expenses	(1,286)	(3,179)	(3,226)	(8,549)	(16,167)
Operating Netback(1)(2)	$31,135	$82,730	$11,234	$79,823	$292,738

G&A Expenses Before Stock-Based Compensation	$4,506	$7,645	$5,237	$17,183	$24,782
G&A Stock-Based Compensation Expense (Recovery)	56	(8)	1,292	(707)	1,092
G&A Expenses, Including Stock Based Compensation	$4,562	$7,637	$6,529	$16,476	$25,874

Adjusted EBITDA(1)	$21,790	$73,717	$17,851	$74,157	$264,981

Funds Flow from Operations(1)	$8,056	$59,021	$5,974	$36,257	$222,740

Capital Expenditures	$7,354	$116,495	$4,747	$56,378	$310,579

Average Daily Volumes (BOPD)
WI Production Before Royalties	18,944	32,918	20,165	22,864	35,454
Royalties	(1,893)	(5,155)	(1,757)	(2,600)	(5,929)
Production NAR	17,051	27,763	18,408	20,264	29,525
Decrease (Increase) in Inventory	15	(58)	858	117	65
Sales	17,066	27,705	19,266	20,381	29,590
Royalties, % of WI Production Before Royalties	10%	16%	9%	11%	17%

Per bbl
Brent	$43.34	$62.03	$33.39	$42.53	$64.75
Quality and Transportation Discount	(9.49)	(10.05)	(14.10)	(11.54)	(9.90)
Royalties	(3.35)	(8.19)	(1.63)	(3.57)	(9.19)
Average Realized Price	30.50	43.79	17.66	27.42	45.66
Transportation Expenses	(0.74)	(1.05)	(1.68)	(1.35)	(1.67)
Average Realized Price Net of Transportation Expenses	29.76	42.74	15.98	26.07	43.99
Operating Expenses	(11.27)	(11.77)	(9.40)	(11.08)	(10.73)
Workover Expenses	(0.62)	(3.63)	(0.71)	(2.34)	(3.09)
Operating Netback(1)(2)	17.87	27.34	5.87	12.65	30.17
COVID-19 costs	(0.64)	—	(0.22)	(0.24)	—

G&A Expenses Before Stock-Based Compensation	(2.59)	(2.53)	(2.73)	(2.72)	(2.55)
Severance Expenses	(0.07)	(0.05)	(0.01)	(0.23)	(0.11)
Realized Foreign Exchange (Loss) Gain	(0.69)	(0.14)	0.75	0.36	(0.03)
Realized Financial Instruments (Loss) Gain	(2.51)	(0.31)	5.67	1.58	(0.23)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(7.57)	(3.76)	(6.41)	(5.93)	(2.89)
Interest Income	—	0.04	—	0.05	0.07
Other Income	1.12	—	—	0.31	—
Net Lease Payments	0.05	(0.09)	0.01	0.01	(0.02)
Current Income Tax Expense	(0.37)	(1.01)	0.20	(0.09)	(1.44)
Cash Netback(1)	$4.60	$19.49	$3.13	$5.75	$22.97

Share Information (000s)
Common Stock Outstanding, End of Period	366,982	366,982	366,982	366,982	366,982
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic	366,982	372,195	366,982	366,982	379,701
Weighted Average Number of Common and Exchangeable Shares Outstanding - Diluted	366,982	372,195	366,982	366,982	379,702

(1) Funds flow from operations, operating netback, return on average capital employed, cash netback, earnings before interest, taxes and depletion, depreciation and accretion ("DD&A") ("EBITDA") and EBITDA adjusted for goodwill and asset impairment, unrealized foreign exchange gain or loss, stock based compensation expense or recovery, other loss and unrealized financial instruments gain or loss ("Adjusted EBITDA") are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America ("GAAP"). Refer to "Non-GAAP Measures" in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Operating netback as presented is defined as oil sales less operating, workover and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Conference Call Information:
Gran Tierra will host its third quarter 2020 results conference call on Tuesday, November 3, 2020, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing +1-844-348-3792 or +1-614-999-9309 (North America), 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra's Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is focused on its existing portfolio of assets in Colombia and Ecuador and will pursue new growth opportunities throughout Colombia and Latin America, leveraging our financial strength. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company's website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward-Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), which can be identified by such terms as “expect,” “plan,” "forecast," “project,” "objective," “will,” “believe,” "should," "could," "allow" and other terms that are forward-looking in nature. Such forward-looking statements include, but are not limited to, the Company's expectations regarding its capital program, 2020 and 2021 outlook, the benefits of reduced capital spending and G&A expenses, the benefits of derivative transactions, well performance, production, the restart of production and workover activity, future development costs, liquidity and access to capital, future plans when oil prices increase, the Company’s strategies and results thereof, the Company’s operations including planned operations, the use and the availability of certain tax refunds and credits, and the impact of the COVID-19 pandemic, disruptions to operations and the decline in industry conditions.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline and volatility in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including a reduction of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Quarterly Report for the quarter ended September 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, many of which are beyond the Company's control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com. The unprecedented decline in oil prices and related reduction in the Company's capital program has significantly reduced the Company’s forecasted Covenant EBITDAX.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2020 and 2021 outlook are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net income before DD&A expenses, goodwill and asset impairment, deferred income tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instrument gains or losses, loss on redemption of convertible notes, other non-cash losses and cash settlement of financial instruments. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra's principal business activities prior to the consideration of other income and expenses. A reconciliation from net (loss) income to cash netback is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
Cash Netback - (Non-GAAP) Measure ($000s)	2020	2019	2020	2019	2020
Net (loss) income	$(107,821)	$(28,833)	$(730,096)	$11,686	$(370,649)
Adjustments to reconcile net (loss) income to cash netback
DD&A expenses	31,340	49,812	131,118	164,430	42,484
Goodwill impairment	—	—	102,581	—	—
Asset impairment	104,731	—	507,093	—	398,458
Deferred tax (recovery) expense	(21,202)	8,472	(62,796)	31,752	(76,200)

Stock-based compensation expense (recovery)	56	(8)	(707)	1,092	1,292
Amortization of debt issuance costs	838	789	2,774	2,574	1,092
Non-cash lease expense	523	472	1,494	1,366	481
Lease payments	(429)	(755)	(1,404)	(1,603)	(460)
Unrealized foreign exchange loss (gain)	3,080	6,412	22,335	5,303	(1,544)
Financial instruments (gain) loss	(713)	12,285	51,869	(2,890)	164
Loss on redemption of convertible notes	—	11,305	—	11,305	—
Other non-cash loss	2,026	—	2,026	—	—
Cash settlement of financial instruments	(4,373)	(930)	9,970	(2,275)	10,856
Cash netback	$8,056	$59,021	$36,257	$222,740	$5,974

EBITDA, as presented, is defined as net (loss) income adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA is defined as EBITDA adjusted for goodwill and asset impairment, unrealized foreign exchange gains or losses, stock based compensation expense or recovery, loss on redemption of Convertible Notes, other non-cash losses and unrealized financial instruments gains or losses. Management uses this financial measure to analyze performance and (loss) income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net (loss) income to EBITDA and Adjusted EBITDA as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,	Twelve Month Trailing September 30,
EBITDA - (Non-GAAP) Measure ($000s)	2020	2019	2020	2019	2020	2020
Net (loss) income	$(107,821)	$(28,833)	$(730,096)	$11,686	$(370,649)	$(703,092)
Adjustments to reconcile net (loss) income to EBITDA and Adjusted EBITDA
DD&A expenses	31,340	49,812	131,118	164,430	42,484	191,721
Interest expense	14,029	12,153	40,204	30,655	13,365	52,817
Income tax (recovery) expense	(20,565)	11,521	(62,236)	45,675	(76,575)	(50,626)
EBITDA	$(83,017)	$44,653	$(621,010)	$252,446	$(391,375)	$(509,180)
Goodwill impairment	—	—	102,581	—	—	102,581
Asset impairment	104,731	—	507,093	—	398,458	507,093
Unrealized foreign exchange loss (gain)	3,080	6,412	22,335	5,303	(1,544)	18,835
Stock-based compensation expense (recovery)	56	(8)	(707)	1,092	1,292	(369)
Loss on redemption of Convertible Notes	—	11,305	—	11,305	—	196
Other non-cash loss	2,026	—	2,026	—	—	2,026
Unrealized financial instruments (gain) loss	(5,086)	11,355	61,839	(5,165)	11,020	17,516
Adjusted EBITDA	$21,790	$73,717	$74,157	$264,981	$17,851	$138,698

Funds flow from operations, as presented, is net (loss) income adjusted for DD&A expenses, goodwill and asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instruments gains or losses, loss on redemption of Convertible Notes, other non-cash losses and cash settlement of financial instruments. Management uses this financial measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net (loss) income to funds flow from operations is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2020	2019	2020	2019	2020
Net (loss) income	$(107,821)	$(28,833)	$(730,096)	$11,686	$(370,649)
Adjustments to reconcile net (loss) income to funds flow from operations
DD&A expenses	31,340	49,812	131,118	164,430	42,484
Goodwill impairment	—	—	102,581	—	—
Asset impairment	104,731	—	507,093	—	398,458
Deferred tax (recovery) expense	(21,202)	8,472	(62,796)	31,752	(76,200)
Stock-based compensation expense (recovery)	56	(8)	(707)	1,092	1,292
Amortization of debt issuance costs	838	789	2,774	2,574	1,092
Non-cash lease expense	523	472	1,494	1,366	481
Lease payments	(429)	(755)	(1,404)	(1,603)	(460)
Unrealized foreign exchange loss (gain)	3,080	6,412	22,335	5,303	(1,544)
Financial instruments (gain) loss	(713)	12,285	51,869	(2,890)	164
Loss on redemption of Convertible Notes	—	11,305	—	11,305	—
Other non-cash loss	2,026	—	2,026	—	—
Cash settlement of financial instruments	(4,373)	(930)	9,970	(2,275)	10,856
Funds flow from operations	$8,056	$59,021	$36,257	$222,740	$5,974

Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra's reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company's oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.